Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2017 SECOND QUARTER RESULTS AND
REAFFIRMS 2017 GUIDANCE

MORRISTOWN, NJ, JULY 27, 2017 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and six months ended June 30, 2017.

	Three Months Ended June 30,
	2016	2017
	(Unaudited, $ in millions, except per share amounts)
Revenue	$418	$424
Net Loss	$(29)	$(37)
Adjusted EBITDA	$82	$93
Net cash provided by operating activities	$27	$16
Free Cash Flow	$(5)	$(21)
Diluted EPS	$(0.23)	$(0.28)
Adjusted EPS	$(0.22)	$(0.22)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•	Reaffirming 2017 guidance

•	Dublin remains on track for commercial operations by the start of Q4 2017

•	Fairfax expected to return to service in Q4 2017

•	Strong waste market conditions and growth in Covanta Environmental Solutions

•	Expanded centralized metals processing operations to include non-ferrous

•	Enhanced UK development pipeline through Joint Development Agreement with Biffa for two new projects

"Our second quarter results highlight strong underlying operating performance, continued improvement in waste markets and our ability to drive incremental value through our Covanta Environmental Solutions platform," said Stephen J. Jones, Covanta's President and CEO.  “Resumption of waste processing at Fairfax is now expected in the fourth quarter, but we expect insurance recoveries to continue to mitigate the cost of the downtime. I am proud of our team's performance in the first half of the year, and I look forward to an even stronger second half and further growth in 2018."

More detail on our second quarter results can be found in the exhibits to this release and in our second quarter 2017 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2017 Guidance
The Company reaffirmed guidance for 2017 for the following key metrics:

(In millions)

Metric	2016 Actual	2017 Guidance Range (1)
Adjusted EBITDA	$410	$400 - $440
Free Cash Flow	$172	$100 - $150

(1) For additional information on the reconciliation of Free Cash Flow to Cash flow provided by operating activities, see Exhibit 5 of this press release.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, July 28, 2017 to discuss its second quarter 2017 results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-877-201-0168 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-647-788-4901. Please request the “Covanta Holding Corporation Earnings Conference Call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle approximately 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries ("Covanta") or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: fluctuations in the prices of energy, waste disposal, scrap metal and commodities; adoption of new laws and regulations in the United States and abroad; the fee structures of our contracts; difficulties in the operation of our facilities, including fuel supply and energy transfer interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; limits of insurance coverage; our ability to avoid defaults under our long-term service contracts; performance of third parties under our contractual arrangements; concentration of suppliers and customers; increased competitiveness in the energy industry; changes in foreign currency exchange rates; limitations imposed by our existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; our ability to utilize our net operating losses; failures of disclosure controls and procedures; general economic conditions in the United States and abroad, including the availability of credit and debt financing and market conditions at the time our contracts expire; and other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited) (In millions, except per share amounts)
Operating revenue
Waste and service revenue	$310	$297	$596	$576
Energy revenue	75	86	161	187
Recycled metals revenue	15	17	31	30
Other operating revenue	24	18	40	28
Total operating revenue	424	418	828	821
Operating expense
Plant operating expense	319	314	651	629
Other operating expense	2	19	17	31
General and administrative expense	30	25	58	48
Depreciation and amortization expense	52	51	104	103
Impairment charges (a)	1	4	1	19
Total operating expense	404	413	831	830
Operating income (loss)	20	5	(3)	(9)
Other expense
Interest expense, net	(35)	(34)	(71)	(68)
Loss on asset sales (a)	(2)	—	(6)	—
Loss on extinguishment of debt	(13)	—	(13)	—
Other income, net	—	2	—	—
Total other expense	(50)	(32)	(90)	(68)
Loss before income tax (expense) benefit and equity in net income from unconsolidated investments	(30)	(27)	(93)	(77)
Income tax (expense) benefit	(8)	(3)	3	7
Equity in net income from unconsolidated investments	1	1	1	4
Net Loss Attributable to Covanta Holding Corporation	$(37)	$(29)	$(89)	$(66)

Weighted Average Common Shares Outstanding:
Basic	130	129	129	129
Diluted	130	129	129	129

Loss Per Share:
Basic	$(0.28)	$(0.23)	$(0.69)	$(0.51)
Diluted	$(0.28)	$(0.23)	$(0.69)	$(0.51)

Cash Dividend Declared Per Share	$0.25	$0.25	$0.50	$0.50

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$48	$84
Restricted funds held in trust	50	56
Receivables (less allowances of $10 million and $9 million, respectively)	302	332
Prepaid expenses and other current assets	77	72
Total Current Assets	477	544
Property, plant and equipment, net	3,113	3,024
Restricted funds held in trust	55	54
Waste, service and energy contract intangibles, net	257	263
Other intangible assets, net	39	34
Goodwill	312	302
Other assets	67	63
Total Assets	$4,320	$4,284
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$10	$9
Current portion of project debt	22	22
Accounts payable	54	98
Accrued expenses and other current liabilities	292	289
Total Current Liabilities	378	418
Long-term debt	2,368	2,243
Project debt	436	361
Deferred income taxes	606	617
Other liabilities	186	176
Total Liabilities	3,974	3,815
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 and 130, respectively)	14	14
Additional paid-in capital	816	807
Accumulated other comprehensive loss	(47)	(62)
Accumulated deficit	(436)	(289)
Treasury stock, at par	(1)	(1)
Total Covanta Holding Corporation stockholders' equity	346	469
Total Liabilities and Equity	$4,320	$4,284

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Six Months Ended June 30,
	2017	2016
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(89)	$(66)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	104	103
Impairment charges (a)	1	19
Loss on asset sales (a)	6	—
Loss on extinguishment of debt	13	—
Stock-based compensation expense	11	9
Deferred income taxes	(6)	(8)
Other, net	2	2
Change in restricted funds held in trust	(1)	3
Change in working capital, net of effects of acquisitions	(15)	—
Net cash provided by operating activities	26	62
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(152)	(184)
Acquisition of business, net of cash acquired	(16)	(9)
Property insurance proceeds	5	—
Other, net	(3)	2
Net cash used in investing activities	(166)	(191)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	400	—
Proceeds from borrowings on revolving credit facility	633	515
Proceeds from Dublin financing	60	77
Payments of borrowings on revolving credit facility	(501)	(370)
Payments on long-term debt	(412)	(1)
Payments of equipment financing capital leases	(2)	(2)
Payments on project debt	(12)	(9)
Payments of deferred financing costs	(9)	(3)
Cash dividends paid to stockholders	(65)	(65)
Change in restricted funds held in trust	5	18
Common stock repurchased	—	(20)
Other, net	4	(1)
Net cash provided by financing activities	101	139
Effect of exchange rate changes on cash and cash equivalents	3	2
Net (decrease) increase in cash and cash equivalents	(36)	12
Cash and cash equivalents at beginning of period	84	96
Cash and cash equivalents at end of period	$48	$108

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Loss and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited, in millions)
Net Loss Attributable to Covanta Holding Corporation	$(37)	$(29)	$(89)	$(66)
Depreciation and amortization expense	52	51	104	103
Interest expense, net	35	34	71	68
Income tax expense (benefit)	8	3	(3)	(7)
Impairment charges (a)	1	4	1	19
Loss on asset sales (b)	2	—	6	—
Loss on extinguishment of debt	13	—	13	—
Property insurance recoveries (c)	(3)	—	(3)	—
Other adjustments:
Capital type expenditures at service fee operated facilities (d)	12	12	26	23
Debt service billings in excess of revenue recognized	1	1	2	2
Severance and reorganization costs	1	1	1	2
Non-cash compensation expense	6	4	11	9
Other non-cash items	1	—	3	3
Other (e)	1	1	1	2
Adjusted EBITDA	$93	$82	$144	$158
Capital type expenditures at service fee operated facilities (d)	(12)	(12)	(26)	(23)
Cash paid for interest, net of capitalized interest	(41)	(45)	(67)	(67)
Cash paid for taxes, net	(2)	—	(1)	(4)
Adjustment for working capital and other	(22)	2	(24)	(2)
Net cash provided by operating activities	$16	$27	$26	$62
(a) During the three months ended June 30, 2016, we recorded a non-cash impairment totaling $4 million, of which $3 million related to an investment in a joint venture to recover and recycle metals. During the six months ended June 30, 2016, we recorded non-cash impairment charges totaling $19 million, of which $13 million related to the previously planned closure of our Pittsfield EfW facility in March 2017, which we now continue to operate.
(b) During the three and six months ended June 30, 2017, we recorded a $2 million and $6 million charge, respectively, for indemnification claims related to the sale of our interests in China, which was completed in 2016.
(c) During the three months ended June 30, 2017, we recorded a $3 million property insurance gain related to our Plymouth, Massachusetts EfW facility.
(d) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.
(e) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Full Year Estimated 2017
	2017	2016	2017	2016
	(Unaudited, in millions)
Net cash provided by operating activities	$16	$27	$26	$62	$210 - $270
Less: Maintenance capital expenditures (a)	(37)	(32)	(64)	(68)	(110) - (120)
Free Cash Flow	$(21)	$(5)	$(38)	$(6)	$100 - $150

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(45)	$(66)	$(95)	$(125)
Property insurance proceeds	3	—	5	—
Capital expenditures associated with property insurance events	(8)	—	(9)	—
Other investing activities, net	(2)	2	(3)	2
Total investments	$(52)	$(64)	$(102)	$(123)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(32)	$(32)	$(65)	$(65)
Common stock repurchased	—	—	—	(20)
Total return of capital to stockholders	$(32)	$(32)	$(65)	$(85)

Capital raising activities:
Net proceeds from issuance of corporate debt (c)	$—	$—	$393	$—
Proceeds from Dublin financing	27	40	60	77
Change in restricted funds held in trust	(4)	3	—	13
Other financing activities, net	8	(2)	4	(1)
Payment of deferred financing costs	(1)	—	(2)	(3)
Net proceeds from capital raising activities	$30	$41	$455	$86

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$(1)	$(1)	$(2)	$(1)
Net cash used for principal payments on project debt (d)	—	—	(7)	(4)
Voluntary prepayment of corporate debt	(410)	—	(410)	—
Payments of equipment financing capital leases	(1)	(1)	(2)	(2)
Total debt repayments	$(412)	$(2)	$(421)	$(7)
Borrowing activities - Revolving credit facility, net	$89	$64	$132	$145
Effect of exchange rate changes on cash and cash equivalents	$2	$—	$3	$2
Net change in cash and cash equivalents	$(396)	$2	$(36)	$12

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Maintenance capital expenditures	$(37)	$(32)	$(64)	$(68)
Capital expenditures associated with construction of Dublin EfW facility	(36)	(48)	(56)	(73)
Capital expenditures associated with organic growth initiatives	(9)	(8)	(20)	(22)
Capital expenditures associated with the New York City MTS contract	—	(2)	—	(3)
Capital expenditures associated with Essex County EfW emissions control system	—	(8)	(3)	(18)
Total capital expenditures associated with growth investments	(45)	(66)	(79)	(116)
Capital expenditures associated with property insurance events	(8)	—	(9)	—
Total purchases of property, plant and equipment	$(90)	$(98)	$(152)	$(184)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with growth investments	$(45)	$(66)	$(79)	$(116)
Acquisition of business, net of cash acquired	—	—	(16)	(9)
Total growth investments	$(45)	$(66)	$(95)	$(125)

(c) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt	$—	$—	$400	$—
Less: Financing costs related to issuance of long-term debt	—	—	(7)	—
Net proceeds from issuance of corporate debt	$—	$—	$393	$—

(d) Calculated as follows:

Total principal payments on project debt	$(3)	$(1)	$(12)	$(9)
Change in related restricted funds held in trust	3	1	5	5
Net cash used for principal payments on project debt	$—	$—	$(7)	$(4)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Loss Per Share to Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Diluted Loss Per Share	$(0.28)	$(0.23)	$(0.69)	$(0.51)
Reconciling Items (a)	0.06	0.01	0.10	0.10
Adjusted EPS	$(0.22)	$(0.22)	$(0.59)	$(0.41)

(a) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Impairment charges (a)	$1	$4	$1	$19
Loss on asset sales (a)	2	—	6	—
Property insurance recoveries (a)	(3)	—	(3)	—
Severance and reorganization costs	1	1	1	2
Loss on extinguishment of debt	13	—	13	—
Effect on income of derivative instruments not designated as hedging instruments	—	(3)	—	1
Effect of foreign exchange loss on indebtedness	(1)	—	(1)	(1)
Total Reconciling Items, pre-tax	13	2	17	21
Pro forma income tax impact (b)	(5)	(1)	(5)	(8)
Grantor trust activity	—	—	1	—
Total Reconciling Items, net of tax	$8	$1	$13	$13
Diluted Earnings Per Share Impact	$0.06	$0.01	$0.10	$0.10
Weighted Average Diluted Shares Outstanding	130	129	129	129

(a) For additional information, see Exhibit 4 of this Press Release.
(b) We calculate the federal and state tax impact of each item using the statutory federal tax rate and applicable blended state rate.

Covanta Holding Corporation		Exhibit 7
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended June 30,
	2017	2016
Revenue:
Waste and service:
EfW waste processing	$242	$238
Environmental services (a)	30	25
Municipal services (b)	52	49
Other revenue (c)	10	9
Intercompany (d)	(25)	(24)
Total waste and service	310	297
Energy:
EfW energy sales	64	76
EfW capacity	11	10
Total energy revenue	75	86
Recycled metals:
Ferrous	10	11
Non-ferrous	4	6
Total recycled metals	15	17
Other revenue	24	18
Total revenue	$424	$418

Operating expense:
Plant operating expense:
Plant maintenance	$79	$82
Other plant operating expense	240	232
Total plant operating expense	319	314
Other operating expense	2	19
General and administrative	30	25
Depreciation and amortization	52	51
Impairment charges	1	4
Total operating expense	$404	$413

Operating Income	$20	$5

Operating Income excluding Impairment charges:	$21	$9

(a) Includes the operation of material processing facilities and related services.
(b) Consists of transfer stations and transportation component of NYC MTS contract.
(c) Includes waste brokerage, debt service and other revenue unrelated to EfW waste processing.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 8
Revenue and Operating Income Changes - Q2 2016 to Q2 2017
(Unaudited, $ in millions)

		Organic Growth (a)		Contract Transitions (b)
	Q2 2016	Total	%	Waste	PPA	Trans- actions (c)	Total Changes	Q2 2017
Revenue:
Waste and service:
EfW waste processing	$238	$2	0.8%	$2	$—	$—	$4	$242
Environmental services	25	3	10.6%	—	—	3	5	30
Municipal services	49	3		—	—	—	3	52
Other revenue	9	1		—	—	—	1	10
Intercompany	(24)	(1)		—	—	—	(1)	(25)
Total waste and service	297	7	2.4%	2	—	3	12	310
Energy:
EfW energy sales	76	(5)	-6.3%	1	(8)	—	(12)	64
EfW capacity	10	1	13.9%	—	—	—	1	11
Total energy revenue	86	(3)	-4.1%	1	(8)	—	(11)	75
Recycled metals:
Ferrous	11	—	-2.0%	—	—	—	—	10
Non-ferrous	6	(2)	-31.2%	—	—	—	(2)	4
Total recycled metals	17	(2)	-12.6%	—	—	—	(2)	15
Other revenue	18	7	36.9%	—	—	—	7	24
Total revenue	$418	$8	2.0%	$3	$(8)	$2	$5	$424
Operating expense:
Plant operating expense:
Plant maintenance	$82	$(4)	-4.5%	$—	$—	$—	$(4)	$79
Other plant operating expense	232	8	3.4%	(1)	—	1	8	240
Total plant operating expense	314	4	1.3%	(1)	—	1	5	319
Other operating expense (income)	19	(17)		—	—	—	(17)	2
General and administrative	25	4		—	—	—	4	30
Depreciation and amortization	51	(1)		1	—	—	1	52
Total operating expense (income)	$409	$(9)		$1	$—	$1	$(7)	$403
Operating Income (Loss) excluding Impairment Charges	$9	$17		$2	$(8)	$1	$12	$21

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Excludes impairment charges.
Note: Certain amounts may not total due to rounding.

North America - Operating Metrics		Exhibit 9
(Unaudited)
	Three Months Ended June 30,
	2017	2016
EfW Waste
Tons: (in millions)
Contracted	4.3	4.4
Uncontracted	0.5	0.5
Total tons	4.8	4.9
Revenue per ton:
Contracted	$47.70	$45.87
Uncontracted	$79.95	$74.94
Average revenue per ton	$50.88	$48.71
EfW Energy
Energy sales: (MWh in millions)
Contracted	0.6	0.9
Hedged	0.7	0.4
Market	0.2	0.2
Total energy sales	1.4	1.5
Market sales by geography:
PJM East	—	0.1
NEPOOL	0.1	—
NYISO	—	—
Other	0.1	0.1
Revenue per MWh (excludes capacity):
Contracted	$67.70	$62.06
Hedged	$29.02	$37.19
Market	$27.80	$26.02
Average revenue per MWh	$44.83	$49.25
Metals
Tons Recovered: (in thousands)
Ferrous	98	102
Non-ferrous	9	9
Tons Sold: (in thousands)
Ferrous	68	77
Non-ferrous	5	9
Revenue per ton:
Ferrous	$152	$138
Non-ferrous	$892	$650
EfW plant operating expense: ($ in millions)
Plant operating expense - gross	$255	$255
Less: Client pass-through costs	(13)	(9)
Less: REC sales - contra-expense	(2)	(1)
Plant operating expense - reported	$240	$245
Client pass-throughs as % of gross costs	5.1%	3.6%

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of June 30, 2017 of our most significant subsidiary, Covanta Energy, LLC, ("Covanta Energy"), through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of June 30, 2017, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under the credit facilities as of June 30, 2017, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of June 30, 2017. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse effect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:

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maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

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minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2017 and 2016, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projected full year 2017 Adjusted EBITDA is not based on GAAP net income/loss and is anticipated to be adjusted to exclude the effects of events or circumstances in 2017 that are not representative or indicative of our results of operations. Projected GAAP net income/loss for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2017 projected net income/loss to an Adjusted EBITDA projection.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2017 and 2016, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and six months ended June 30, 2017 and 2016, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

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difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

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other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2016 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.